Exhibit 99.1

Enumeral Awarded Phase II SBIR Contract from the National Cancer Institute to

Advance Human Tissue Immuno-Oncology Profiling

CAMBRIDGE, Mass.—September 17, 2014—Enumeral (OTCQB:ENUM) has been awarded a Phase II Small Business Innovation Research (SBIR) contract from the National Cancer Institute (NCI) for $999,967 over two years. The company will be developing an advanced, automated prototype system for human tissue immuno-oncology profiling, which it will deploy at two leading medical institutions over the course of the contract. The NCI will be funding the entirety of the program, which will complement Enumeral’s other internal research and development efforts.

Small volume clinical specimens such as core biopsy or fine needle aspirates often contain limited numbers of cells and can be challenging to analyze with conventional technologies. This Phase II program utilizes Enumeral's platform to obtain multiplexed information from human tissue samples of limited cellularity, potentially addressing these challenges. Enumeral generated proof of concept in this area under a Phase I contract in 2012 and 2013.

“We expect our continued relationship with the NCI will further enhance our capabilities in high resolution analysis of cellular function in the tumor microenvironment. We look forward to expanding our relationships with leading medical institutions, which will apply these advancements in translational and clinical research settings,” said Arthur H. Tinkelenberg, Ph.D., President, Chief Executive Officer and Co-Founder of Enumeral. “We believe that measurements of lymphocyte function directly in human tissues will deepen our understanding of cancer progression and will accelerate development of novel and best-in-class immunomodulators."

About Enumeral

Enumeral is discovering and developing novel antibody immunotherapies that help the immune system attack diseased cells. We have a unique ability to extensively interrogate the human immune microenvironment for candidate selection and validation. Our unique capabilities enable us to measure drug effects in a patient-specific manner, providing the basis for developing best-in-class product candidates, based on a fundamental understanding of how immunotherapies work in each patient. We are building a pipeline of immunomodulators for the treatment of cancer and inflammatory diseases and leveraging the breadth of our technology through strategic collaborations. www.enumeral.com

Contacts

MacDougall Biomedical Communications
Charles Liles or Heather Savelle, +1 781-235-3060
cliles@macbiocom.com or hsavelle@macbiocom.com

Forward Looking Statements Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements, which can be identified with words and phrases such as "will," "expect," "potentially," "look forward" and "believe" reflect current beliefs of Enumeral Biomedical Holdings, Inc. (“Enumeral”) with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, and although Enumeral believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, actual results may differ from the assumptions underlying the statements that have been made regarding anticipated events. More detailed information about Enumeral and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Enumeral’s filings with the Securities and Exchange Commission. Enumeral urges investors and security holders to read those documents free of charge at the Commission’s website at http://www.sec.gov. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Enumeral undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.